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                                                                   Exhibit 10.30

                               HEALTHSPRING, INC.

                   NON-EMPLOYEE DIRECTOR COMPENSATION SUMMARY

Our compensation policy for our non-employee directors for their services is as follows:

      o Annual cash retainers (pro rated for partial-year service) of $25,000 and additional annual retainers of $5,000 and $2,500, respectively, for service on the audit committee or another standing committee of the board. The audit committee chair shall be paid a $10,000 annual retainer with each chair of the other standing committees receiving an annual retainer of $5,000. In addition, meeting fees of (1) $2,500 per regularly scheduled quarterly meeting for in-person attendance, (2) $1,000 per committee meeting (when not in conjunction with a regularly scheduled quarterly meeting of the board) or other special board of directors meeting for in-person attendance, and (3) $500 per meeting for telephone participation. Directors will be reimbursed for reasonable expenses incurred in connection with attending meetings of the board of directors or its committees.

     o Equity compensation will consist of restricted stock awards, subject to one year vesting, 1,500 shares of restricted common stock upon each annual meeting of stockholders where directorship will continue following the meeting. Each of our non-employee directors also received, as a one time award, 2,500 shares of restricted common stock upon the completion of our initial public offering in February 2006.

                  NAMED EXECUTIVE OFFICER COMPENSATION SUMMARY

2006 salaries for named executive officers:

Name                                        Title                                      Salary
----                                        -----                                      ------
Herbert A. Fritch                President and Chief Executive Officer                $525,000

Jeffrey L. Rothenberger          Executive Vice President and                         $400,000
                                 Chief Operating Officer

Kevin M. McNamara                Executive Vice President and                         $350,000
                                 Chief Financial Officer

J. Murray Blackshear             Executive Vice President and                         $315,000
                                 President -- Tennessee Division

Pasquale R. Pingitore, M.D.      Senior Vice President and                            $300,000
                                 Chief Medical Officer



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Cash incentive bonuses relating to 2005 performance for named executive officers:

Name                                        Title                                     Bonus
----                                        -----                                     ------
Herbert A. Fritch                President and Chief Executive Officer                $525,000

Jeffrey L. Rothenberger          Executive Vice President and                         $400,000
                                 Chief Operating Officer

Kevin M. McNamara                Executive Vice President and                         $350,000
                                 Chief Financial Officer

J. Murray Blackshear             Executive Vice President and                         $315,000
                                 President -- Tennessee Division

Pasquale R. Pingitore, M.D.      Senior Vice President and                            $105,000
                                 Chief Medical Officer


The named executive officers will also participate in the Company's 2006 Equity Incentive Plan.

                             ADDITIONAL INFORMATION

The foregoing information is summary in nature. Additional information regarding director and named executive officer compensation will be provided in the Company's proxy statement to be filed in connection with the 2006 annual meeting of stockholders.